EXHIBIT 10.4

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT 1. CONTRACT ID CODE PAGE OF PAGE 1 Ι 53 2. AMENDMENT/MODIFICATION NO. P000l0 3. EFFECTIVE DATE See Block 16C 6. ISSUED BY CODE ASPR-BARDA 200 Independence Ave., S.W. Room 640-G Washington DC 20201 [****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. 4.  REQUISITION/PURCHASE REQ. NO. 15" PROJECT NO. (If applicable) OS301992 ADM INI STERED   BY (If other than Item 6) CO DE I ASPR-BARDA ASPR-BARDA us DEPT OF HEALTH & HUMAN SERVICES BIOMEDICAL ADVANCED RESEACH & DEVELOPMENT AUT 200 INDEPENDENCE AVE, s.w. Washington DC 20201 NAME AND ADDRESS OF CONTRA CTOR (No., street, county, State and ZIP Code) 9A. AMENDMENT OF SOLICITATION NO. T2 BIOSYSTEMS , INC. 1512719 Attn: Alec Barclay T2 BIOSYSTEMS, INC. 101 HARTWE 101 HARTWELL AVE LEXINGTON MA 02421 CODE 1512719 I FACILITY CODE 9B. DATED (SEE ITEM 11) 10A. MODIFIC ATION OF CONTRACT/ORDER NO. X 75A50119C00053 10B. DATED (SEE ITEM 13)  09/30/2019 11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS 0 The above numbered solicitation is amended as set forth in Item 14.  The hour and date specified for receipt of Offers 0 is extended. 0 is not extended. Offers must acknowledge receipt of this amendmentprior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing Items 8 and 15, and returning cosi of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted, or (c) By, separate letter or electronic communication which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. tf by virtue of this amendment you desire to change an offer already submitted, such change may be made by letter or electronic communication, provided each letter or electronic communication makes reference to the solicitation and this amendment, and is received prior to the opning hour and date specified. 12 ACCO UNTING AND APPROPRIATION DATA/If required) Net Increase: $3,690,810.00 2022.1992022.25106 THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14. CHECK ONE A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A. B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation data, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHOR ITY OF FAR 43.103(b). X C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: FAR Part 43.103(a) - Bilateral Modification D. OTHER (Specify type of modifIcation and authority) E. IMPORTANT: Contractor D is not 00 is required to sign this document and return 1 copies to the issuing office. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.) Tax ID Number: 20-4827488 DUNS Number: 803126320 UEI: QVYNQM9WLJG3 The purpose of this modification is to: 1) Exercise Option Period 3 - CLIN 0005, 2) Revise sections B.3, B.4, F.2, J, and Attachment 1. See Block 14 Continuation Sheet. BARDA Share Price for Option Period 3 decreased by $6,926,391 from $10,617,201 to $3,690,810. T2 Biosystems Share Price for Option Period 3 decreased by $5,234,359 from $8,566,423 to $3,332,064. Total contract value including BARDA plus T2 Biosystems Shares decreased by $12,160,750 Continued Except as provided herein, a ll terms and conditions of the document referenced in Item 9 A or 10A, as heretofore changed, remains unchanged and in full force and effect. 15A. NAME AND TITLE OF SIGNER (Type or print) Alec Barclay Chief Operations Officer 15C.  DATE SIGNED 09/28/2022 15B.CONTRACTOR/OFFEROR Signature of person authorized to sign Previous edition unusable 16A. NAME AND TITLE OF CONTRACTIN G OFFICER (Type or print) RICHARD A. HALL Digitally signed by Richard A. Hall S Hall S Date 2022(Signature of Contrading Officer 16 DA E SINGNE 09.28 16:35:45-04’00’ STANDARD FORM 30 (REV 11/2016) Prescribed by GSA FAR (48 CFR) 53.243

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED 75A50119C00053/P00010	PAGE OF
		2	53

NAME OF OFFEROR OR CONTRACTOR

T2 BIOSYSTEMS, INC. 1512719

ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
11	from $106,922,207 to $94,761,457. Appr. Yr.: 2022 CAN: 1992022 Object Class: 25106 Period of Performance: 04/01/2022 to 03/31/2025 Add Item 11 as follows: ASPR-22-02198- Option 3 funds to T2 Biosystems under Contract Number 75A50119C00053 Obligated Amount: $3,690,810.00				3,690,810.00

NSN 7540-01-152-8067	OPTIONAL FORM 336 (4-86)
Sponsored by GSA FAR (48 CFR) 53.110

Contract No. 75A50119C00053 Modification No. P00010	Continuation Sheet Block 14

**Yellow Highlights denotes applicable changes

Beginning with the effective date of this modification, the Government and the Contractor mutually agree as follows:

SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS,

ARTICLE B.3 OPTION PERIODS - the table included in this Article is hereby modified to reflect the following:

B.3.COST REIMBURSEMENT OPTIONS

I.

The contract includes optional, cost reimbursement CLINs 0002 through 0007. The Government may exercise Option Periods in accordance with FAR 52.217-9 Option to Extend the Term of the Contract (March 2000), as set forth in Section I of the contract.

II.

The contract includes optional services, cost reimbursement CLIN 0008. The Government may exercise Option Services in accordance with FAR 52.217-8 Option to Extend Services, as set forth in Section I of the contract.

III.

Unless the government exercises its option pursuant to the option clause contained in ARTICLE 1.2, the contract consists only of the Base Work segment specified in the Statement of Work as defined in SECTION C and F, for the price set forth in ARTICLE B.2 of the contract.

IV.	The Government may modify the contract unilaterally and require the contractor to provide supplies and services for Option Periods listed below, in accordance with FAR 52.217-9.

V.

If the Government decides to exercise an option(s), the Government will provide the Contractor a preliminary written notice of its intent as referenced in the clause. Specific information regarding the time frame for this notice is set forth in the OPTION CLAUSE Article in SECTION G of this contract. The estimated cost of the contract will be increased as set forth below:

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Contract No. 75A50119C00053 Modification No. P00010	Continuation Sheet Block 14

Option	CLIN	Period of Performance	Supplies/Services	BARDA Estimated Not to Exceed	T2 Estimated Not to Exceed	Overall Total Estimated Not to Exceed
1	0002	09/14/2020 - 10/15/2021	Option 1 Period: Optimize the T2 Biothreat Panel to meetrequirements on the T2Dx device. Design, build, and optimizeT2Nxt subsystems, and integrate those subsystems into a working device. Optimize the T2AMR Panel	$10,495,783	$3,925,669	$14,421,452
2A	0003	09/30/2021- 03/31/2022	Option 2A Continue T2Biothreat verification testing and initiate validation testing. Produce a functioning Beta instrument. Complete initial optimization studies and demonstrate required sensitivity with a manual process. Initiate T2Resistance Panel verification and clinical validation studies	$6,357,371	$2,087,418	$8,444,789
2B	0004	04/01/2022- 09/30/2022	Option 2B Continue T2Biothreat verification testing and initiate validation testing. Produce a functioning Beta instrument. Complete initial optimization studies and demonstrate required sensitivity with a manual process.	$4,389,160	$2,960,502	$7,349,662

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Contract No. 75A50119C00053 Modification No. P00010	Continuation Sheet Block 14

3	0005	09/30/2022 - 03/31/2023

Option 3 Period: Complete validation testing of the T2Biothreat panel on the T2Dx instrument under BSL-3 and prepare and submit a 510(k) application to the FDA for the T2Biothreat panel for use on the T2Dx instrument. The contractor will also complete verification and validation testing and prepare and submit a 510(k) application to the FDA for the T2Resistance Panel for use on the T2Dx instrument. In AIM 1, the contractor will complete contrived sample verification studies of the T2Biothreat panel, prepare a 510(k) application and submit to FDA for clearance. In AIM 6, the contractor will complete verification and validation testing of the T2Resistance panel and prepare a 510(k) application and submit to FDA for clearance.

				$3,690,810	$3,332,064	$7,022,874
4	0006	[****]- [****]	Option 4 Period: [****]	$[****]	$[****]	$[****]

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Contract No. 75A50119C00053 Modification No. P00010	Continuation Sheet Block 14

5	0007	[****]- [****]	Option 5 Period: [****]	$[****]	$[****]	$[****]
6	0008	[****]- [****]	Option 6 Period: [****]	$[****]	$[****]	$[****]

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Contract No. 75A50119C00053 Modification No. P00010	Continuation Sheet Block 14

Optional Services	0009	TBD-TBD as Exercised	Option 7 Period: [****]	$[****]	$[****]	$[****]
		TOTALS	Only option years	$[****]	$[****]	$[****]
		TOTALS	Base+ options	$62,024,574	$[****]	$[****]

B.4 ESTIMATED COST - COST SHARING

This is a cost-sharing contract. The total estimated cost sharing for performing the work under this contract is $[****] (Base $2,875,256, Option 1 $3,925,669, Option 2A $2,087,418, Option 2B $2,960,502, Option 3 $3,332,064, Option 4 $[****], Option 5 $[****], Option 6 $[****], Option 7 $[****]). For further provisions regarding the specific cost-sharing arrangement, see the ADVANCE UNDERSTANDINGS Article in SECTION B of the Contract

SECTION F – DELIVERIES OR PERFORMANCE

F.2. DELIVERABLES

Successful performance of the final contract shall be deemed to occur upon completion of performance of the work set forth in the Statement of Work dated July 22, 2019, set forth in Section J - List of Attachments of this contract and upon delivery and acceptance, as required by the Statement of Work, by the COR, of each of the deliverables described in Section C, Section F, and Section J.

All deliverables and reporting documents listed within this Section shall be delivered electronically (as defined in Section F.3 Electronic Submission) to the CO, CS, and the COR unless otherwise specified by the CO.

Unless otherwise specified by the CO, the deliverables identified in this Section F shall also be delivered electronically to the designated eRoom along with a concurrent email notification sent to the CO, CS, COR, and Alternate COR stating delivery has been made.

Upon the written request of the CO, CS, or COR, all paper/hardcopy documents/reports submitted under this contract shall be printed or copied, double sided, on at least 30 percent post-consumer fiber paper, whenever practicable, in accordance with FAR 4.302(b). Hard copies of deliverables and reports furnished to the Government under the resultant Contract shall be addressed to the Contracting Officer and Contracting Officer Representative. The address for delivery of the hard copy documents, shall be provided in the written request from the CO, CS, and/or COR.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Contract No. 75A50119C00053 Modification No. P00010	Continuation Sheet Block 14

Contract Data Requirements List (CDRLs)

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
1	Kickoff Meeting	The Contractor shall complete a Kickoff meeting after contract award

•    Within 10 calendar days after contract award.

•    Materials: Contractor shall provide itinerary and agenda to CO and COR at least 5 business days in advance of meeting. CO approves and the COR distributes itinerary and agenda within 3 business days. • Due out: Contractor provides meeting minutes to CO and COR within 5 business days after the meeting.

2	Quarterly Meetings

At the discretion of the government the Contractor shall hold recurring teleconference or face-to-face Project Review Meetings up to four per year either in Washington D.C or at work sites of the Contractor or subcontractors. Face-to-face meetings shall alternate between Washington DC and Contractor, sub-contractor sites.

The meetings will be used to discuss contract progress in relation to the Program Management deliverables described below as well as study designs, technical, regulatory, and ethical aspects of the program.

•    Materials: Contractor shall provide itinerary and agenda to CO and COR at least 5 business days in advance of site visit. The COR approves and distributes itinerary and agenda within 3 business days.

•    Due out: Contractor provides meeting minutes to the CO and the COR within 5 business days after the meeting.

3	Biweekly Teleconference Meetings	The Contractor shall participate in teleconferences every two weeks with the CO and the COR to discuss the performance of the contract.

•    Materials: Contractor provides agenda and slides to the CO and COR no later than 2 business days in advance of meeting. The COR approves and distributes agenda prior to meeting.

•    Due out: Contractor provides meeting minutes to the CO and COR within 5 business days following the meeting.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Contract No. 75A50119C00053 Modification No. P00010	Continuation Sheet Block 14

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
4 (Monthly) 05 (Annual)	Monthly & Annual Technical Progress Reports

The Monthly and Annual Technical Progress report shall address each of the below items and be cross- referenced to the Work Breakdown Structure (WBS), Statement of Work (SOW), Integrated Master Schedule (IMS), and Contract Performance Report (CPR).

1.An Executive Summary highlighting the progress, issues and relevant manufacturing, non- clinical, clinical and regulatory activities. The Executive Summary should highlight only critical issues for that reporting period and resolution approach; limited to 2-3 pages.

2.Progress in meeting contract milestones – broken out by subtasks within each milestone, overall project assessment, problems encountered and recommended solutions. The reports shall detail the planned and actual progress during the period covered, explaining occurrences of any differences between the two and the corrective steps.

3.The reports shall also include a three- month rolling forecast of the key planned activities, referencing the WBS/IMS.

4.A tracking log of progress on regulatory submissions with the FDA number, description of submission, date of submission, status of submission and next steps.

5.Estimated and Actual Expenses.

6.This report shall also contain a narrative or table detailing whether there is a significant discrepancy (>10%) at this time between the % of work completed and the cumulative costs incurred to date. Monthly and actual expenses should be broken down to the appropriate WBS level. This section of the report should also contain estimates for the Subcontractors’ expenses from the previous month if the Subcontractor did not submit a bill in the previous month. If the

•    Due: Monthly Reports shall be submitted on the 15th day of the month after the end of each month with an Annual Report submitted on the 30th calendar day of the final month of each contract year for the previous twelve calendar months.

•    When the 25th or 30th falls on a weekend or a US Holiday, the reports will be due the next business day.

•    Monthly progress reports are not required for the periods when the Annual Report(s) and Final Report are due.

subcontractor(s) was not working or did not incur any costs in the previous month, then a statement to this effect should be included in this report for those respective subcontractors.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Contract No. 75A50119C00053 Modification No. P00010	Continuation Sheet Block 14

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
6	Risk Management Plan

The Contractor shall provide a Risk Management Plan that outlines the impacts of each risk in relation to the cost, schedule, and performance objectives. The plan shall include risk mitigation strategies. Each risk mitigation strategy will capture how the corrective action will reduce impacts on cost, schedule and performance.

•    Due: Within 90 days of contract award.

•    Due out: Contractor provides updated Risk Management Plan in Monthly Progress Report. The COR shall provide Contractor with written comments in response submitted plan. Contractor must address, in writing, all commercially reasonable concerns raised by the COR within 20 business days of Contractor’s receipt of COR’s concerns for CO approval.

7	Deviation Notification and Mitigation Strategy

Process for changing IMS activities associated with cost and schedule. Contractor shall notify BARDA of significant changes the IMS defined as increases in cost above 5% or schedule slippage of more than 30 days, which would require a PoP extension.

Contractor shall provide a high-level management strategy for risk mitigation.

• Due: As needed and communicated by the COR/CO.
8	Go/No-Go In- Process Review (IPR) or Decision Gate Presentation	Contractor shall provide a presentation detailing technical progress made towards completion of Go/No-Go decision gate milestones following a prescribed template provided by BARDA prior to the IPR.

•    Materials: Contractor shall provide presentation materials to the CO and COR 10 business days prior to the In- Process Review (IPR). Contractor shall submit written justification of progress towards satisfying Go/No-Go criteria. After reviewing, the CO and COR will provide a written response within 10 business days.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Contract No. 75A50119C00053 Modification No. P00010	Continuation Sheet Block 14

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
9	Incident Report	Contractor shall communicate and document all critical programmatic concerns, risks, or potential risks with the CO and COR.

•   Due out: Contractor shall submit, within 5 business days, a Corrective Action Plan (if deemed necessary by either party) to address any potential issues. If corrective action is deemed necessary, Contractor must address in writing, its consideration of concerns raised by the CO, within 5 business days of receiving such concerns in writing.

•   Due: Within 48 hours of activity or incident or within 24 hours for a security activity or incident via email or telephone, with written follow- up to the CO and COR. Additional updates due within 48 hours of additional developments.

10	Draft and Final Reports for Clinical and Non- Clinical Studies	Contractor shall provide Draft and Final Clinical/Non-Clinical Study Reports to the CO and COR for review and comment.

•   Draft - within 45 calendar days after completion of analysis and at least 15 business days prior to submission to FDA. Subcontractor prepared reports received by the Contractor shall be submitted to the CO and COR for review and comment no later than 5 business days after receipt by Contractor. The CO shall provide written comments to the Draft Final Report for Clinical and Non- Clinical Studies within 15 business days after the submission.

•   Final - due 30 calendar days after receiving comments on the Draft Final Report for Clinical and Non-Clinical Studies. If corrective action is recommended, Contractor must address, in writing, all reasonable concerns raised by the CO in writing. Contractor shall consider revising reports to address CO’s recommendations prior to FDA submission.

•   Final FDA submissions shall be provided to the CO and COR concurrently or no later than 5 business days after submission to the FDA.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Contract No. 75A50119C00053 Modification No. P00010	Continuation Sheet Block 14

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
11	Standard Operating Procedures	The Contractor shall make internal and, to the extent possible, subcontractor Standard Operating Procedures (SOPs) available for review electronically.	Upon request from the CO.
12	FDA Correspondence	The Contractor shall memorialize any correspondence between Contractor and FDA and submit to the CO and COR. All documents shall be duly marked as either “Draft” or “Final”.	• Due: Contractor shall provide written summary of any FDA correspondence within 5 business days of correspondence.
13	FDA Meetings

The Contractor shall forward the dates and times of any meeting with the FDA to the CO and COR and make arrangements for appropriate government staff to attend the FDA meetings. Government staff shall include up to a maximum of four people (COR, CO and up to 2 subject matter experts).

•   Contractor shall schedule upcoming FDA meetings, so at a minimum the CO, COR, and RQA persons from BARDA can attend. Additionally, a pre-meeting needs to be held with BARDA to review slides and discuss meeting strategies.

•   Contractor shall notify the CO and COR of upcoming FDA meeting within 24 hours of scheduling.

•   The Contractor shall forward initial Contractor and FDA- issued draft minutes and final minutes of any meeting with the FDA to the CO and COR within 5 business days of receipt. All documents shall be duly marked as either “Draft” or “Final”.

14	FDA Submissions

The Contractor shall provide the CO and COR the opportunity to review and comment upon all draft submissions before submission to the FDA. Contractor shall provide the CO and COR with an electronic copy of the final FDA submission. All documents shall be duly marked as either “Draft” or “Final”.

•   Due: Contractor shall submit draft FDA submissions to the CO and COR at least 15 business days prior to FDA submission. The CO and COR will provide feedback to Contractor within 10 business days of receipt.

•   Due out: If corrective action is recommended, the Contractor must address, in writing, its consideration of all concerns raised by the CO.

•   The Contractor shall consider revising their documents to address CO’s concerns and/or recommendations prior to FDA submission.

•   Final FDA submissions shall be submitted to the CO and COR concurrently or no later than 5 calendar day of its submission to CDER.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Contract No. 75A50119C00053 Modification No. P00010	Continuation Sheet Block 14

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
15	FDA Audits

In the event of an FDA inspection which occurs as a result of this contract and for the product, or for any other FDA inspection that has the reasonable potential to impact the performance of this contract, the Contractor shall provide the Government with an exact copy (non- redacted) of the FDA Form 483 and the Establishment Inspection Report (EIR). The Contractor shall provide the COR and CO with copies of the plan for addressing areas of non- conformance to FDA regulations for GLP, GMP, or GCP guidelines as identified in the audit report, status updates during the plans execution and a copy of all final responses to the FDA. The Contractor shall also provide redacted copies of any FDA audits received from subcontractors that occur as a result of this contract or for this product. The Contractor shall make arrangements for BARDA representative(s) to be present during the final debrief by the regulatory inspector.

•   Contractor shall notify the CO and COR within 10 business days of a scheduled FDA audit or within 24 hours of an ad hoc site visit/audit if the FDA does not provide advanced notice.

•   Contractor shall provide copies of any FDA audit report received from subcontractors that occur as a result of this contract or for this product within 5 business days of receiving correspondence from the FDA or third party.

•   Within 10 business days of audit report, Contractor shall provide CO with a plan for addressing areas of nonconformance, if any are identified.

16	QA Audit Reports

BARDA Quality group and /or their qualified representatives reserves the right to participate in QA audits.Upon completion of the audit/site visit the Contractor shall provide a report capturing the findings, results and next steps in proceeding with the subcontractor. If action is requested of the subcontractor, detailed concerns for addressing areas of non- conformance to FDA regulations for GLP, GMP, or GCP guidelines, as identified in the audit report, must be provided to the CO and COR. The Contractor shall provide responses from the subcontractors to address these concerns and plans for corrective action execution.

•   Contractor shall notify the CO and COR 10 days in advance of upcoming, ongoing, or recent audits/site visits of subcontractors as part of weekly communications.

•   Contractor shall notify the CO and COR within 5 business days of report completion.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Contract No. 75A50119C00053 Modification No. P00010	Continuation Sheet Block 14

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
17	BARDA Audit

Contractor shall accommodate periodic

or ad hoc site visits by the CO and COR.

Contractor shall also accommodate any ‘for cause’ audit if and when there are potential issues identified in the program during the period of performance. Such issues include but are not limited to stability failures, GLP issues etc.

If the CO, COR, Contractor, or other parties identifies any issues during an audit, the Contractor shall capture the issues, identify potential solutions, and provide a report to the CO and COR.

•    If issues are identified during the audit, Contractor shall submit a report to the CO and COR detailing the finding and corrective action(s) within 10 business days of the audit.

•    Due out: The CO and COR will review the report and provide a response to the Contractor with 10 business days. Once corrective action is completed, the Contractor will provide a final report to the CO and COR.

18	Technical Documents

Upon request, Contractor shall provide CO and COR with deliverables from the following contract funded activities: process Development Reports, Assay Qualification Plan/Report, Assay Validation Plan/Report, Assay Technology Transfer Report, Batch Records, SOPs, Master Production Records, Certificate of Analysis, Clinical Studies Data or Reports. The CO and COR reserve the right to request within the PoP a non- proprietary technical document for distribution within the

Government.

•    Contractor shall provide technical document within 10 business days of COR’s request. Contractor can request additional time on an as needed basis.

•    If corrective action is recommended by the COR, the Contractor must address, in writing, concerns raised by the COR to the COR and CO in writing.

19	Raw Data or Data Analysis

Contractor shall provide raw data and/or data analysis to the CO and COR upon request. Contractor shall address and adjudicate all concerns from BARDA review of the data/analysis and amend the reports as required.

• Contractor shall provide data or data analysis to the CO and COR within 20 business days of request. • Contractor shall amend the reports if required and adjudicate all comments.
20	Publications	Any manuscript or scientific meeting abstract containing data generated under this contract must be submitted to the CO and COR for review prior to submission.

•    Contractor must submit all manuscript or scientific meeting abstract to the CO and COR within 30 days for manuscripts and 15 days for abstracts.

•    Contractor must address in writing all concerns raised by the CO and COR in writing.

•    Final submissions shall be submitted to the CO and COR concurrently or no later than five (5) calendar days after its submission.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Contract No. 75A50119C00053 Modification No. P00010	Continuation Sheet Block 14

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
21	Press Releases	Contractor agrees to accurately and factually represent the work conducted under this contract in all press releases.

•    With the exception of ad-hoc press releases required by applicable law or regulations, Contractor shall ensure that the CO and COR has received and approved an advanced copy of any draft press release to this contract not less than 10 business days prior to the issuance of the press release.

•    If corrective action is required, the Contractor agrees to accurately and factually represent the work conducted under this contract in all press releases.

•    Any final press releases shall be submitted to the CO and COR no later than 1 (one) calendar day prior to its release.

22	Integrated Master Schedule (IMS)- Gantt	The Contractor shall provide an IMS including WBS, critical path, and milestones.

•    Due: Contractor shall provide the draft IMS-Gantt within 15 days of contract award with final due 30 days after award and updated monthly as part of the Monthly Progress Report.

•    Contractor must address, in writing, all concerns raised by the COR in writing and provide response to the CO and COR.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Contract No. 75A50119C00053 Modification No. P00010	Continuation Sheet Block 14

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
23	Draft and Final Technical Progress Report

A Draft Final Technical Progress Report containing a summation of the work performed and the results obtained for the entire contract PoP. The draft report shall be duly marked as ’Draft’. The Final Technical Progress Report incorporating feedback received from the CO and COR and containing a summation of the work performed and the results obtained for the entire contract PoP. The final report shall document the results of the entire contract. This report shall be in sufficient detail to fully describe the progress achieved under all milestones. The final report shall be duly marked as ’Final’.

•   Due: Contractor shall provide a draft Technical Progress Report 30 calendar days before the end of the PoP and the Final Technical Progress Report on or before the completion date of the PoP.

•   Subcontractor prepared reports received by the Contractor shall be submitted to the CO and COR for review and comment no later than 5 business days after receipt by the Contractor.

•   Due out: the CO shall provide feedback on draft report within 15 calendar days of receipt, which the Contractor shall consider incorporating into the Final Report.

•   Contractor shall submit, with the Final Technical Progress Report, a summary (not to exceed 200 words) of salient results achieved during the performance of the contract.

24	Draft and Final Study Protocols

Contractor shall provide all Draft and Final Study Protocols to the COR for evaluation. (The CO and COR reserves the right to request within the period of performance a non-proprietary Study Protocol for distribution within the US Government.

•   The Contractor will submit all proposed protocols to the CO and COR at least 10 business days prior to study start. If corrective action is required, the Contractor must address in writing all concerns raised by the CO and COR to the satisfaction of the COR before study execution and provide the CO and COR a revised draft protocol that addresses the CO’s comments and requested changes.

•   After receiving the revised Study Protocol that satisfies the COR, the CO will approve the revised Study Protocol and will provide a written approval to the Contractor that provides authorization to the Contractor to execute the specific study.

•   Contractor shall not proceed with any study protocol until the COR gives its approval and the Contractor has provided the CO and COR with a final and approved Study Protocol.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Contract No. 75A50119C00053 Modification No. P00010	Continuation Sheet Block 14

CDRL#	Deliverable	Description	Reporting Procedures and Due Dates
25	Clinical Study Status Update

Contractor shall provide COR with a status update of clinical studies that are actively enrolling patients to include by study site: cumulative enrollment; new enrollments; screen failures; patients dropped from study; AE and SAEs; activation or inactivation of study sites; investigator appointments or changes; and status of IRB/IEC review/approval/renewal. Contractor will provide proposed format for the COR’s review and approval.

•    Update will be submitted by e-mail or other electronic format to be provided by the COR by the end of the 25th business day of each new month.

•    When the 25th falls on a weekend or US Holiday, the update will be due the next business day.

•    Updates, to the extent they are available, will be presented during biweekly teleconferences.

•    If no changes have occurred since the prior update only a simple statement that there is no new data is required.

SECTION J - LIST OF ATTACHMENTS

The following documents are attached and incorporated in this contract:

1.	Statement of Work

Statement of Work, dated 9/30/2022, 34 pages

2.	Reserved

3.	Sample Invoice, 1 page

4.	Financial Report of Individual Project/Contract, 1 page

5.	Instructions for Completing Financial Report of Individual Project/Contract, 2 pages

6.	Inclusion Enrollment Report

Inclusion Enrollment Report, 5/01 (Modified OAMP: 10/01), 1 page.

7.	Research Patient Care Costs

Research Patient Care Costs, 1 page.

8.	Report of Government Owned, Contractor Held Property

Report of Government Owned, Contractor Held Property, 1 page. Located at: http://rcb.coancer.gov/rcb-internet/forms/Govt-Owned-Prop.pdf

9.	Go No-Go Success Criteria, 2 pages.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Contract No. 75A50119C00053 Modification No. P00010	Continuation Sheet Block 14

ATTACHMENT 1

Biomedical Advanced Research and Development Authority (BARDA) Broad Agency Announcement (BAA)(Solicitation #BAA-18-100-SOL-00003)

Advanced Research and Development of Chemical, Biological, Radiological, and Nuclear Medical Countermeasures

RAPID, HIGH-THROUGHPUT, MULTIPLEXED DETECTION OF BIOTHREAT SPECIES ID AND RESISTANCE GENESUSING T2MR

Topic Area of Interest No. [7.2.4 & 7.3.3] Statement of Work DATED September 30, 2021 (Diagnostics/DevicesProduct Development)

STATEMENT OF WORK

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